SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 7, 2011

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8 – Other Events

Item 8.01 – Other Events

On October 7, 2011, the Company’s Board of Directors authorized a repurchase program of up to $3.0 million of the Company’s Common Stock.  The Company may purchase Common Stock through open market and privately negotiated transactions at prices deemed appropriate by management. The timing, the amount of repurchase transactions and the prices paid for the stock under this program will depend on market conditions as well as corporate and regulatory limitations, including blackout period restrictions.  The Board approved the repurchase plan in consideration of the Company’s improved cash position and current market volatility.

Section 9 – Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits

99.1	Press Release dated October 12, 2011 announcing the Common Stock buy-back authorization.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 12, 2011

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and Chief Financial Officer